Exhibit 5.1
November 8, 2009
Arcadia Resources, Inc.
9229 Delegates Row
Suite 260
Indianapolis, Indiana 46240

Re:	Arcadia Resources, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special Nevada counsel for Arcadia Resources, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”) 4,000,000 shares (the “Additional Shares”) of common stock, $0.001 par value per share (the “Common Stock”).
     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Statement. The Additional Shares are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Additional Shares will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and one or more supplements to the prospectus.
     In our capacity as special Nevada counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Additional Shares. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Nevada laws, in the manner presently proposed.
     In connection with this opinion letter, we have examined and relied upon copies of the following documents, together with such other documents as we deemed necessary or advisable to render the opinions herein expressed:
1.	The articles of incorporation and bylaws of the Company as are currently in effect.

2.	A certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors.

3.	The Registration Statement.

Arcadia Resources, Inc.
November 8, 2009

     In our examinations we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents and completeness of all documents submitted to us as certified or photostatic, facsimile or electronic copies and the authenticity of the originals of such certified or copied documents. As to certain matters expressed herein, we have relied upon and assumed the accuracy and completion of certificates and reports of various state authorities and public officials and of the Company.
     Based upon the foregoing and in reliance thereon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
     1. when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”) and (ii) the Additional Shares have been issued as contemplated in the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution, the Additional Shares will be validly issued, fully paid and non-assessable.
     Members of our firm are admitted to the Bar of the State of Nevada, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the State of Nevada and the United States federal laws. No opinion is expressed herein with respect to (i) the qualification of the Additional Shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Additional Shares may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Additional Shares while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
GREENBERG TRAURIG, LLP

/s/ GREENBERG TRAURIG, LLP